Mr. James L. Ryan                                        Arthur Andersen LLP
Chief Executive Officer                                  Suite 1100
BWC Financial Corporation                                101 Second Street
1400 Civic Drive                                         San Francisco, CA 94105
Walnut Creek, CA 94596                                   Tel 415-546-8200

September 5, 2001

Dear Mr. Ryan:

This is to confirm that the client-auditor relationship between BWC Financial
Corporation (Commission File Number 0-10658) and Arthur Andersen LLP has ceased.

Very truly yours,

ARTHUR ANDERSEN LLP

Copy to:
SEC Office of the Chief Accountant